Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573





                              Prospectus Supplement
                            Dated September 20, 1999

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                           Principal Amount
                                                             of Registered
                      Selling Securityholders                     Notes
----------------------------------------------------------- ----------------
CMAC Convertible Portfolio ................................     $150,000
Elf Aquitaine .............................................       75,000
Excellent Health Plan, Inc. ...............................      500,000
IL Annuity & Insurance Co. - Lord Abbett & Co..............    4,275,000
Lord Abbett & Co., Oxford Fund ............................      300,000
RGA Reinsurance Trust .....................................    2,500,000
University of South Florida ...............................      150,000
                                                              ----------
     Total of Above........................................   $7,950,000
                                                              ==========